UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2018

LANNETT COMPANY, INC.

(Exact name of registrant as specified in its charter)

COMMISSION FILE NO. 001-31298

State of Delaware	23-0787699
(State of Incorporation)	(I.R.S. Employer I.D. No.)

9000 State Road

Philadelphia, PA  19136

(215) 333-9000

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)               Compensatory Arrangement

On March 28, 2018, Lannett Company, Inc. (the “Company”) and Timothy C. Crew, the Chief Executive Officer of the Company, entered into an Addendum to Employment Agreement (the “Addendum”), pursuant to which the Company and Mr. Crew amended the Employment Agreement between the Company and Mr. Crew dated effective as of January 2, 2018 (the “Employment Agreement”)

The Addendum amended the Employment Agreement by removing the ability of Mr. Crew to terminate his employment for “Good Reason” (as defined in the Employment Agreement) upon providing written notice of his resignation within (30) days after a “Change in Control” (as defined in the Employment Agreement), in the event that a Change in Control occurs before December 31, 2018.  The purpose of the Addendum is to align the provisions of the Employment Agreement with what the Company believes adheres to best corporate governance and compensation practices.

The description of the Addendum contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Addendum, which is filed as Exhibit 10.49 hereto, and is incorporated herein by reference.

Item 9.01        FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

Exhibit No.	Description

10.49	Addendum to Employment Agreement of Timothy C. Crew dated March 28, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANNETT COMPANY

By:	/s/ Samuel H. Israel
Chief Legal Officer and General Counsel
Date: April 2, 2018